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                                                                   Exhibit 10.10

[THE MRC GROUP LETTERHEAD]



March 19, 1997


Mr. Ethan H. Cohen
22425 Canterbury Ln.
Shaker Hts., OH 44122

Dear Ethan:

1. The purpose of this letter is to set forth the terms and conditions wherein we agree to employ you and you agree to accept such employment as an executive of The MRC Group.

2. You agree to devote your full time and attention to the performance of your duties hereunder, to carry out the directives and policies of the President and the Board of Directors of the Company, including, but not limited to, related services with such subsidiaries and affiliates that the Company may have from time to time. You agree not directly or indirectly to engage in any other business or to do any act or thing inimical to the Company. Nothing herein shall be deemed to prevent you from engaging in other investments or activities which do not conflict with your duties with the Company.

3. COMPENSATION. In consideration of all your services, we agree to pay you a salary at the rate of $150,000 per year. In addition you will be eligible for a discretionary bonus subject to Board approval of 0-20% of your base salary.

4. STOCK OPTIONS. You will be recommended for 50,000 stock options at the next meeting of the Board of Directors, and for an additional 25,000 shares at the first Board meeting after April 1, 1998.

5.       BENEFITS

         A. The company has a health insurance program which requires employee contribution.

         B.       You will be entitled to fifteen (15) days of Paid Time Off
                  (PTO) in 1997 and twenty (20) days per year beginning in 1998. This will increase to twenty-five (25) days per year after five (5) years service with The MRC Group.

         C. You will be eligible for all other employee benefits offered to employees of The MRC Group.

6. EXPENSE REIMBURSEMENT. The Company will reimburse you for all expenses incurred in the execution of your responsibilities. Such expenses will be reimbursed upon submission of a detailed Expense Account form.

7. CONFIDENTIALITY. The attached Covenant Not To Compete, Agreement Not To Solicit, Agreement Not To Recruit, and Covenant Not To Disclose signed by both of us is incorporated herein by reference and is a part of this employment agreement.



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Mr. Ethan H. Cohen
March 19, 1997
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8.       TERMINATION. This agreement may be terminated at any time by either party with four (4) weeks notice. If your employment is terminated without cause within one (1) year of your starting date, you will be entitled to severance pay. Maximum severance pay will be six (6) months. It will be reduced by one (1) month on the last day of every two full months of employment during the first year.

9. MODIFICATION. This agreement supersedes all prior agreements and understandings between us and may not be modified or terminated orally. In the event any provision hereof shall be determined to be unenforceable, such determination shall not be deemed to affect the enforceability of any other provision. All notices to be given hereunder shall be in writing and delivered by hand or by mail by registered or certified mail, return receipt requested, and addressed to the parties at the addresses set forth for such parties above or to such other addresses as either party may designate by similar notice, and such notice shall be deemed to have been given as of the date of delivery by hand two (2) business days after the date of mailing. This agreement shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within the State.

10. Your signature at the foot of this letter will constitute this a binding agreement between us.

Sincerely,


The MRC Group



By:    /s/ Edward I. Samek
       --------------------------------
       Edward I. Samek, President & CEO


Accepted and Agreed:


By:    /s/ Ethan H. Cohen
      ---------------------------------
      Ethan H. Cohen


         3-19-97
      ---------------------------------
       Date